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                                                                    EXHIBIT 3.15


                                                       STATE OF DELAWARE
                                                      SECRETARY OF STATE
                                                   DIVISION OF CORPORATIONS
                                                   FILED 09:00 AM 08/03/2000
                                                     001391773 -- 3269109



                            CERTIFICATE OF FORMATION
                                       OF
                                LIN AIRTIME, LLC



                                      NAME

        The name of the limited liability corporation is LIN AIRTIME, LLC.



                           REGISTERED AGENT AND OFFICE

        The address of the initial registered office of this corporation is 1013 Centre Road, Wilmington, Delaware, 19805; and the name of the registered agent of the corporation in the State of Delaware is the Corporation Service Company.


Date: August 1, 2000                         /s/ MARCIA L. GREENE
                                             -----------------------------------
                                             Marcia L. Greene